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                                                                    EXHIBIT 99.5

                              [FRONT OF PROXY CARD]

                         ------------------------------

                                      PROXY

                            CENTURY BANCSHARES, INC.
                                WASHINGTON, D.C.

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE
        AT THE SPECIAL MEETING OF STOCKHOLDERS ON [DAY], __________, 2001

                         ------------------------------

         The undersigned stockholder of Century Bancshares, Inc. ("Century") hereby makes, constitutes and appoints Joseph S. Bracewell and John R. Cope, and each of them, attorneys, agents and proxies with full power of substitution to vote all of the shares of common stock of the Company held of record by the undersigned as of ______, 2001 which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Century to be held at __:00 a.m./p.m., local time, on ______, _________, 2001, and at any adjournments thereof (the "Meeting"), with respect to the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Stockholders both dated ______, 2000, timely receipt of which is acknowledged, in the manner specified below.

         1. Approval of the issuance of shares of Century common stock to stockholders of GrandBanc, Inc. upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of October 11, 2000 between GrandBanc, Inc. and the Company as more specifically described in the Joint Proxy Statement/Prospectus.

            [ ]  For          [ ]  Against        [ ]  Abstain

         2. In their sole discretion on such other matters as may properly come before the Meeting or any adjournments thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" Proposal 1. This Proxy confers discretionary authority on the persons named herein with respect to all other matters that may properly come before the Meeting or any adjournments thereof.



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                          [REVERSE SIDE OF PROXY CARD]


         Please date and sign exactly as your name appears on the certificates representing your shares of common stock of Century. If shares are held jointly, each stockholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                             Dated:_______________________, 2001


                                             -----------------------------------
                                             (Print Name)


                                             -----------------------------------
                                             (Signature of Stockholder)

                                             -----------------------------------
                                             (Print Name)

                                             -----------------------------------
                                             (Signature of Stockholder)



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTURY BANCSHARES, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.